PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Univar Solutions Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Univar Solutions Media Relations
Dwayne Roark
+1 331-777-6031
mediarelations@univar.com
Univar Solutions Announces Full Year 2019 Combined Guidance
DOWNERS GROVE, ILL. — March 4, 2019 — Univar Inc. (NYSE: UNVR) (“Univar Solutions”), a leading global chemical and ingredient solutions provider, today announced revised guidance for full year 2019 reflecting the completed acquisition of Nexeo Solutions, Inc. (“Nexeo”).

“Completing the acquisition of Nexeo is a positive step forward as we redefine chemical and ingredient distribution and deliver superior growth for our partners, people and shareholders,” said David Jukes, Univar Solutions president and chief executive officer. “As Univar Solutions, we see even greater opportunities to drive efficiencies as we focus on our mission of streamlining, innovating and growing the new company."

Full Year 2019 Guidance
For the full year 2019, on a combined basis, Univar expects to earn $740 to $760 million in Adjusted EBITDA. This guidance reflects 10 months of earnings from the Nexeo Chemicals business and approximately $10 million in realized synergies. The Company expects to generate $300 to $350 million in free cash flow before one-time integration costs of approximately $70 million.

This guidance excludes the impact of the Nexeo plastics distribution business ("Nexeo Plastics"), which will be accounted for as a discontinued operation. An agreement was previously announced to divest Nexeo Plastics to an affiliate of One Rock Capital Partners, LLC ("One Rock") in a transaction valued at approximately $640 million, subject to customary closing adjustments. The transaction is expected to close in the first half of 2019 with net proceeds being used to immediately pay down debt. The transaction remains subject to the satisfaction of customary closing conditions.

Upcoming Webcast
The Company will host a webcast with investors at 8:00 a.m. Central Time on March 4, 2019. The webcast will be accessible through the Investor Relations section of Univar's website at https://investors.univarsolutions.com.

About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value added services to customers across a wide range of industries. With the industry’s largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 codified in Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. Some forward-looking statements may be identified, without limitation, by the use of forward-looking terminology such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “would” and similar expressions. These forward-looking statements include all matters that are not historical facts.
Forward-looking statements are based on Univar’s current expectations and beliefs concerning future developments and their potential effect on the combined company. While Univar believes that forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the combined company will be those anticipated. A number of important factors, risks and uncertainties could cause actual results to differ materially from those contained in or implied by the forward-looking statements, many of which are beyond Univar’s control. Factors, risks and uncertainties that could cause actual results to differ from those reflected in forward-looking statements include: changes in general economic, business and political conditions, including changes in the financial markets; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction and combined company may not be achieved in a timely manner or at all; the outcome and impact of the announced divestiture of Nexeo’s plastics distribution business; the ability to successfully integrate Nexeo’s business with Univar following the closing; the risk that Univar will be unable to retain and hire key personnel; the risk that disruption from the transaction may adversely affect Univar’s business and relationships with customers, suppliers, distributors or employees; and other risks detailed in the risk factors discussed in “Item 1.A. Risk Factors” in Univar’s most recent Annual Report on Form 10-K. Unless otherwise indicated or the context otherwise requires, comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, divestitures or other potential strategic transactions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Univar does not undertake any obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Measures
The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. These financial measures include gross profit (exclusive of depreciation), gross margin (exclusive of depreciation), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted earnings per share. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance.
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